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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

Pricing Supplement No. 42                                   Trade Date: 06/11/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 06/14/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is June 13, 2001

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     CUSIP
       or
  Common Code      Principal Amount     Interest Rate    Maturity Date      Price to Public
  -----------      ----------------     -------------    -------------      ---------------
   91131UBT0         $8,064,000.00           6.5%           06/15/16              100%

Interest Payment
   Frequency                               Subject to          Dates and terms of redemption
  (begin date)      Survivor's Option      Redemption         (including the redemption price)
----------------    -----------------      ----------         --------------------------------
    12/15/01               Yes                 Yes                 100%          06/15/02
 semi-annually                                                    semi-annually thereafter

                     Discounts and
Proceeds to UPS       Commissions      Reallowance           Dealer           Other Terms
---------------      -------------     -----------     ------------------     -----------
 $7,931,750.40        $132,249.60         $3.50        ABN AMRO Financial
                                                         Services, Inc.
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